Exhibit 10.6

FIRST AMENDMENT TO LEAK-OUT AGREEMENT

This FIRST AMENDMENT TO LEAK-OUT AGREEMENT, dated October 6, 2022 (this “Amendment”) is entered into by and between DIGITAL HEALTH ACQUISITION CORP., a Delaware corporation (the “Company”) and SALESFORCE, INC. (the “Holder”). Capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Leak-Out Agreement, dated August 9, 2022, by and between the Company and the Holder (the “Original Agreement”).

RECITALS

WHEREAS, the Company is entering into that certain Second Amended and Restated Business Combination Agreement, dated October 6, 2022, by and among the Company, Merger Sub I, Merger Sub II, VSee, and iDoc (as amended, the “A&R BCA”);

WHEREAS, in connection with the A&R BCA, the Company and the Holder desire to amend the Original Agreement to modify clause (iii) of the definition of “Restricted Period” in the Original Agreement to be consistent with restrictions set forth in the PIPE Lock-Up Agreement (as defined in the A&R BCA), pursuant to and in accordance with this Amendment.

NOW, THEREFORE, the Company and the Holder mutually agree as follows:

AMENDMENT

The fourth paragraph of the Original Agreement is hereby amended and restated in its entirety to read as set forth below:

“The Holder agrees solely with the Company that from the Closing Date and ending at the earliest of (i) 4:00 pm (New York City time) on December 31, 2023, (ii) at such time as the aggregate volume since, and including, the Closing Date exceeds 10,000,000 shares of common stock on the NASDAQ as reported by Bloomberg, LP, (iii) (a) 180 days after the Closing (as defined in the A&R BCA), or (b) subsequent to the Closing, (1) if the last reported sale price of DHAC’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading days after the Closing, the date after such 20th trading day or (2) the date on which DHAC completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of DHAC’s public stockholders having the right to exchange their shares of DHAC common stock for cash, securities or other property, or (iv) the termination of the PIPE Lock-up Agreement (as defined in the A&R BCA) (such period, the “Restricted Period”), neither the Holder, nor any affiliate of such Holder which (a) had or has knowledge of the transactions contemplated by the A&R BCA, (b) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (c) is subject to such Holder’s review or input concerning such affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), common stock of the Company issued to the Holder on the Closing Date in connection with the transactions contemplated by the A&R BCA (the “Restricted Securities”), in an amount representing more than 10% of the trading volume of common stock of the Company as reported by Bloomberg, LP on the applicable Date of Determination.”

MISCELLANEOUS

Except as expressly amended or modified by this Amendment, no other modifications are being made to the Original Agreement and all provisions of the Original Agreement shall remain in full force and effect. The Holder acknowledges that the Original Agreement, as amended pursuant to this Amendment, constitutes the legal, valid and binding obligation of the Holder, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

The Original Agreement and this Amendment constitute the entire understanding between the Company and the Holder as to the matters contemplated therein and herein and may not be modified, amended, or terminated except by written agreement signed by both parties.

This Amendment may be signed electronically and in counterparts, which counterparts taken together shall constitute one and the same instrument and shall be deemed an original for all intents and purposes.

[Signature Page Follows]

In Witness Whereof, this Amendment has been duly executed and delivered as of the date first above written.

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott J. Wolf
	Name:	Scott J. Wolf
	Title:	CEO

“HOLDER”

Salesforce, Inc.

By:	/s/ John Somorjai
Name: John Somorjai
Title: Executive Vice President, Corporate Development and Salesforce Ventures

[Signature Page to First Amendment to Leak-Out Agreement]